UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________
FORM 8-K
 ________________________
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 11, 2020
________________________
LKQ CORPORATION
(Exact name of registrant as specified in its charter)
_______________________

Delaware		000-50404	36-4215970
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(IRS Employer Identification No.)

500 West Madison Street,	Suite 2800
Chicago,	Illinois		60661
(Address of principal executive offices)			(Zip Code)
Registrant's telephone number, including area code: (312) 621-1950
N/A
(Former name or former address, if changed since last report)

 ________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	LKQ	NASDAQ	Global Select Market
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On June 11, 2020, LKQ Corporation ("LKQ" or the "Company") and certain other subsidiaries of LKQ (collectively, the "Borrowers") entered into Amendment No. 4 to the Fourth Amended and Restated Credit Agreement dated January 29, 2016 (the "Credit Agreement") with the several lenders from time to time party thereto; Wells Fargo Bank, National Association, as administrative agent; Bank of America, N.A. and MUFG Bank, Ltd. ("MUFG") as syndication agents; Citizens Bank, N.A., Truist Bank, BBVA Compass, PNC Bank, National Association; HSBC Bank USA, National Association; TD Bank, N.A.; and Capital One, National Association, as documentation agents; and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and MUFG, as joint bookrunners and joint lead arrangers.
Amendment No. 4 to the Credit Agreement modifies the maximum permitted net leverage ratio through the quarter ending September 30, 2021. Net leverage ratio is defined in the Credit Agreement as the ratio at the end of each fiscal quarter of (a) Consolidated Net Indebtedness to (b) Consolidated EBITDA (as such terms are defined in the Credit Agreement) for the four consecutive fiscal quarters ending with the fiscal quarter being measured. Prior to the amendment, the maximum permitted net leverage ratio was 4.00:1.00. After the amendment, the maximum permitted net leverage ratio is (i) 5.00:1.00 for the quarters ending June 30, 2020, September 30, 2020, December 31, 2020 and March 31, 2021, (ii) 4.50:1.00 for the quarter ending June 30, 2021, and (iii) 4.25:1.00 for the quarter ending September 30, 2021. Beginning with the quarter ending December 31, 2021, the maximum permitted net leverage ratio reverts to the terms in effect prior to the amendment. In the event that the net leverage ratio is greater than 4.00:1.00, the Company would be restricted from repurchasing its shares. The Company can at any time elect to cancel the modifications to the maximum permitted net leverage ratio and revert to the terms in effect prior to the amendment subject to compliance with the 4.00:1.00 ratio. Amendment No. 4 to the Credit Agreement also made certain other immaterial modifications.
The LIBOR market rate spread and commitment fee by net leverage ratio under the amendment are as follows:

Net Leverage Ratio	Spread	Commitment Fee
> 4.50:1.00	2.25%	0.375%
> 4.00:1.00	2.00%	0.325%
> 3.50:1.00	1.75%	0.275%
> 3.00:1.00	Unchanged	Unchanged
> 2.00:1.00	Unchanged	Unchanged
≤ 2.00:1.00	Unchanged	Unchanged
This summary does not purport to be complete and is subject to and qualified in its entirety by reference to Amendment No. 4 to the Fourth Amended and Restated Credit Agreement, which is filed as an exhibit to this Current Report on Form 8-K.

Item 8.01	Other Events.
On June 15, 2020, LKQ issued a press release reporting a business update with selected preliminary financial results as of and for the two months ended May 31, 2020 and announcing the execution of Amendment No. 4 to the Fourth Amended and Restated Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Exhibit
4.1	Amendment No. 4 dated as of June 11, 2020 to the Fourth Amended and Restated Credit Agreement, which is Exhibit A to the Amendment and Restatement Agreement dated as of January 29, 2016 by and among LKQ Corporation and certain additional subsidiaries of LKQ Corporation, as borrowers, certain financial institutions, as lenders, and Wells Fargo Bank, National Association, as administrative agent.
99.1	LKQ Corporation Press Release dated June 15, 2020.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 16, 2020

LKQ CORPORATION

By:	/s/ Varun Laroyia
Varun Laroyia
Executive Vice President and Chief Financial Officer